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                                                                    Exhibit 3.35

                               FIRST AMENDMENT TO
                             JOINT VENTURE AGREEMENT
                                       OF
                            RIVERSIDE CEMENT COMPANY

     THIS FIRST AMENDMENT ("First Amendment") to the Joint Venture Agreement of Riverside Cement Company, a California partnership (the "Partnership"), is entered into this 30th day of January, 1995, but effective as of the Effective Time (as hereinafter defined), by and among Beazer West Cement Company, a Delaware corporation, formerly known as Riverside Cement Company ("BWCC"), RVC Venture Corp., a Delaware corporation ("RVC"), and Ssangyong/Riverside Venture Corp., a California corporation ("SR").

                              W I T N E S S E T H:

     WHEREAS, BWCC and RVC have entered into that certain Joint Venture Agreement, dated as of January 1, 1991 as modified by that certain Consent and Amendment to Joint Venture Agreement of Riverside Cement Company dated as of May 31, 1991 (as modified, the "Original Partnership Agreement"), pursuant to which the parties thereto formed the Partnership; and

     WHEREAS, pursuant to a Capital Contribution and Partnership Interest Purchase Agreement dated as of December 16, 1994 (the "Agreement") among BWCC, RVC, Ssangyong (Pacific), Inc., a California corporation ("SYP"), Beazer West, Inc., a Delaware corporation ("BWI"), Beazer USA, Inc., a Delaware corporation ("USA"), Ssangyong Cement Industrial Co., Ltd., a Korean corporation ("Ssangyong"), and Hanson America Inc., a Delaware corporation ("HAI"), each of BWCC and RVC have made additional capital contributions to the Partnership and, as a consequence, the Percentage Interest of BWCC in the Partnership is 49% and the Percentage Interest of RVC in the Partnership is 51%; and

     WHEREAS, pursuant to the Agreement and certain instruments of assignment from SYP to SR and BWCC to SR (the "Assignments"), BWCC will assign to SR its Partnership Interest in the Partnership, effective as of the Effective Time; and

     WHEREAS, SR desires to be admitted to the Partnership as a Partner, effective as of the Effective Time; and

     WHEREAS, pursuant to the Agreement and the Assignments, BWCC will cease to be a Partner in the Partnership, effective as of the Effective Time; and

     WHEREAS, the parties hereto desire to amend the Original Partnership Agreement in certain respects, effective as of the Effective Time, the Original Partnership Agreement as amended hereby being referred to herein as the "Partnership Agreement";

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     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     1. Defined Terms. All capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Original Partnership Agreement.

     2. Agreement to be Bound by Partnership Agreement. Effective as of the Effective Time, SR hereby (a) agrees to be bound by the Partnership Agreement,
(b) assumes all of the duties, liabilities, obligations, and responsibilities of BWCC pursuant to the Partnership Agreement except for the retained obligations as defined in the Agreement (the "Retained Obligations") from and after the Effective Time hereof and (c) agrees to become a Partner of the Partnership as a successor to BWCC and to perform and fulfill the obligations and duties of a Partner under the Partnership Agreement.

     3. Amendment to Assumed Name Certificate. Each of BWCC, RVC and SR agree to execute and file all amendments to the assumed name certificate of the Partnership required by the Assumed Business or Professional Name Act of the State of California and the Partnership Agreement in order to evidence the substitution of SR for BWCC as a Partner of the Partnership.

     4. Consent to Assignment. Pursuant to Section 11.1(a) and (b) of the Partnership Agreement, BWCC and RVC hereby consent to (a) the assignment by BWCC of its Partnership Interest in the Partnership to SR and (b) the substitution and admission of SR as a substitute Partner of the Partnership in the place of BWCC, effective as of the Effective Time, and RVC hereby waives its right to receive notice of or to acquire the Partnership Interest which is the subject of the foregoing consents. RVC hereby acknowledges and agrees that, from and after the Effective Time, SR shall be a general partner of the Partnership, entitled to all of the rights, privileges and benefits thereof under the Partnership Agreement and the Partnership Act. The parties waive any provision of the Partnership Agreement that might otherwise prohibit the Transfer.

     5. Release from Obligations.

          (a) As of the Effective Time (i) BWCC will cease to be a partner of the Partnership and, except for the Retained Obligations, shall have no further obligations or duties as a partner of the Partnership arising from and after the Effective Time.

          (b) Without limitation of the release provided in paragraph (a) above, the parties hereto acknowledge that, as of the Effective Time, BWCC and its Affiliates (as defined in the Original

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Partnership Agreement) are released from (i) the obligations of BWCC under the
Services Agreement and Original Partnership Loan referred to in Section 7.8 of the Original Partnership Agreement, (ii) the restrictions on BWCC and its Affiliates, which have heretofore existed pursuant to Section 7.10 thereof, and
(iii) the restrictions on transferability of the capital stock of BWCC, BWI and each direct and indirect subsidiary of BWI, which have heretofore existed pursuant to Section 11.3 thereof; provided, however, that nothing contained herein or resulting therefrom shall prohibit the exercise or enforcement of rights and remedies against BWCC and BWI under the Stock Purchase Agreement dated February 2, 1991, by and among BWCC, BWI, and Ssangyong, joined by SYP.

     6. Amendments to the Partnership Agreement. Effective as of the Effective Time, the Original Partnership Agreement shall be revised and amended by adding, deleting or amending the following provisions:

          (a) A definition of "Agreement" shall be added to Article II to read as follows:

          "Agreement" shall mean this Joint Venture Agreement, as amended from time to time.

          (b) A definition of "Partner" shall be added to Article II to read as follows:

          "Partner" shall mean RVC and SR and any person who succeeds to a Partnership Interest in the Partnership in a Transfer of such interest permitted by this Agreement.

     and the definition of such term shall be deleted from the opening paragraph of the Original Partnership Agreement.

          (c) A definition of "SR" shall be added to Article II to read as follows:

          "SR" shall mean Ssangyong/Riverside Venture Corp.

          (d) Section 13.5 shall be amended to read as follows:

          The Partners designate BWCC as the tax matters partner of the Partnership pursuant to Section 6231(a)(7) of the Code, with respect to tax periods ending on or before the date of the Effective Time, and authorize the General Manager to take any and all action necessary to confirm such designation.

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          The Partners designate RVC as the tax matters partners of the
          Partnership pursuant to Section 6231(a)(7) of the Code, with respect to tax periods ending after the date of the Effective Time, and authorize the General Manager to take any and all action necessary to confirm such designation.

          (e) References in the Original Partnership Agreement to the Company, except in the opening paragraph, and as the context otherwise requires, shall mean SR.

     7. Reconstitution. If the Transfer by BWCC of its Partnership Interest in the Partnership constitutes a dissolution of the Partnership pursuant to the Partnership Act and applicable law, then RVC and SR, being all of the remaining Partners of the Partnership following such Transfer, hereby agree that the Partnership shall be reconstituted and shall continue the business of the Partnership, effective as of the Effective Time.

     8. Computation of Distributive Share. Notwithstanding the provisions of
Section 8.2(a) of the Original Partnership Agreement, the parties hereby agree that the Transfer of Partnership Interest by BWCC as contemplated hereby shall be treated as if made at 12:01 a.m. on the date of the Effective Time and shall not be deemed to have been made on the first or sixteenth day of the month in which such Transfer is made. The parties also hereby agree that BWCC's and RVC's distributive shares of partnership income, gain, loss, deductions and credits for the period July 1, 1994 through the Effective Time shall be computed through an interim closing of the Partnership's books as of the date of the Effective Time, and agreed upon by BWCC and RVC as promptly after the Effective Time as may be practicable.

     9. Notice of Certain Appointments. Pursuant to Section 7.1.3 of the Original Partnership Agreement, SR shall deliver a notice to the General Manager regarding the appointment of SR's initial representative members of the Management Committee and its initial Authorized Representatives.

     10. Other Provisions Unchanged. Except as amended hereby, all other provisions of the Original Partnership Agreement shall remain unchanged and in full force and effect.

     11. Confirmation by Parties. By executing this First Amendment, each of the undersigned parties hereto expressly adopts, approves and confirms (a) each of the provisions contained herein, (b) each of the Transfers referred to herein,
(c) each of the amendments to the Original Partnership Agreement contained herein and (d) their respective acknowledgments and representations contained herein.

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     12. Effective Time. The "Effective Time" shall mean 12:01 a.m. on the date when the Assignments are delivered and become effective.

     IN WITNESS WHEREOF, the parties hereto, constituting all of the existing and new Partners of the Partnership, have executed this First Amendment as of the date first above written.

                                               BEAZER WEST CEMENT COMPANY


                                               By: /s/ Illegible
                                                   -----------------------------
                                               Title: V.P.


                                               RVC VENTURE CORP.


                                               By:
                                                   -----------------------------
                                               Title:
                                                      --------------------------


                                               SSANGYONG/RIVERSIDE VENTURE CORP.


                                               By:
                                                   -----------------------------
                                               Title:
                                                      --------------------------

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     12. Effective Time. The "Effective Time" shall mean 12:01 a.m. on the date when the Assignments are delivered and become effective.

     IN WITNESS WHEREOF, the parties hereto, constituting all of the existing and new Partners of the Partnership, have executed this First Amendment as of the date first above written.

                                               BEAZER WEST CEMENT COMPANY


                                               By: /s/ Illegible
                                                   -----------------------------
                                               Title: V.P.


                                               RVC VENTURE CORP.


                                               By: /s/ Illegible
                                                   -----------------------------
                                               Title: Secretary


                                               SSANGYONG/RIVERSIDE VENTURE CORP.


                                               By:
                                                   -----------------------------
                                               Title:
                                                      --------------------------

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     12. Effective Time. The "Effective Time" shall mean 12:01 a.m. on the date when the Assignments are delivered and become effective.

     IN WITNESS WHEREOF, the parties hereto, constituting all of the existing and new Partners of the Partnership, have executed this First Amendment as of the date first above written.

                                               BEAZER WEST CEMENT COMPANY


                                               By: /s/ Illegible
                                                   -----------------------------
                                               Title: V.P.


                                               RVC VENTURE CORP.


                                               By:
                                                   -----------------------------
                                               Title:
                                                      --------------------------


                                               SSANGYONG/RIVERSIDE VENTURE CORP.


                                               By: /s/ Illegible
                                                   -----------------------------
                                               Title: Secretary

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